Dendrite Hosting Analyst Day

February 16 Presentations to Include Revenue and Other Outlook for 2006

Bedminster, N.J. – February 15, 2006 – Dendrite International, Inc. (NASDAQ:DRTE) a leading provider of pharmaceutical industry solutions, today announced as a reminder that the Company will host its Analyst Day at the NASDAQ headquarters in New York City on February 16, 2006 from 11:00 AM EST to approximately 2:00 PM EST.

During the event, John Bailye, Chairman and Chief Executive Officer, Joe Ripp, President and COO, and Jeff Bairstow, Executive Vice President and CFO, will discuss the Company's strategy and vision, and revenue and other outlook for 2006. Further insight into the Company’s 2005 results will also be provided. In addition, members of Dendrite's management team will present overviews of the Company’s solutions and share information on market trends and opportunities.

A link to a live simulcast of the event and a replay will be available at http://www.shareholder.com/drte/medialist.cfm. Investors may also call (800) 247-9979 (United States) or (973) 409-9254 (international), conference ID number 6925617, to listen live to the presentations. An audio replay of the presentations will be available through March 9, 2006 by calling (877) 519-4474 (United States) or (973) 341-3080; conference ID number 6925617. The links and call-in details can also be found at www.dendrite.com in the Investors' Highlights section.

About Dendrite

Founded in 1986, Dendrite International (NASDAQ: DRTE) enables sales, marketing, clinical and compliance solutions for the global pharmaceutical industry. The company has clients in more than 50 countries and includes the world's top 20 pharmaceutical companies. For more information, please visit www.dendrite.com.

Investor Relations Inquiries
Christine Croft
Dendrite International, Inc.
(908) 443-4265

Email: Investorrelations@Dendrite.com

Note: Dendrite is a registered trademark of Dendrite International, Inc.

The noticed event may contain forward-looking statements that may be identified by such forward-looking terminology as "expect," "believe," "anticipate," "will," "intend," "plan," "target," "outlook," "guidance," and similar statements or variations. Such forward-looking statements are based on our current expectations, estimates, assumptions and projections and involve significant risks and uncertainties, including risks which may result from our dependence on the pharmaceutical industry; fluctuations in quarterly revenues due to lengthy sales and implementation cycles for certain of our solutions; our fixed expenses in relation to fluctuating revenues and variations in customers' budget cycles; dependence on certain major customers; changes in demand for our products and services attributable to any weakness experienced in the economy or mergers, acquisitions and consolidations in the pharmaceutical industry; successful and timely development and introduction of new products and versions; rapid technological changes; increased competition; international operations; integrating the entities we acquire; our ability to effectively manage our growth; the protection of our proprietary technology; our ability to compete in the Internet-related products and services market; the continued demand for Internet-related products and services; the ability of our third party vendors to respond to technological change; our ability to maintain our relationships with third-party vendors; less favorable than anticipated results from strategic relationships; dependence of data solutions on strategic relationships; events which may affect the U.S. and world economies; and catastrophic events which could negatively affect our information technology infrastructure. Other important factors that should be reviewed and carefully considered are included in the company's 10-K, 10-Qs, and other reports filed with the SEC. Actual results may differ materially. The company assumes no obligation for updating any such forward-looking statements to reflect actual results, changes in assumptions or other changes affecting such forward-looking statements.